Exhibit 31.1

Certification of Principal Executive Officer

I, Jeffrey M. Dayno, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Harmony Biosciences Holdings, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	February 28, 2024
By:	/s/ Jeffrey M. Dayno

Name:	Jeffrey M. Dayno
President, Chief Executive Officer and Director (Principal Executive Officer)